Exhibit 10(c)

SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of March 25, 2021 by and among 1ST FRANKLIN FINANCIAL CORPORATION (“Borrower”), WELLS FARGO BANK, N.A., as agent for Lenders (in such capacity, “Agent”) and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A.Borrower, Lenders, and Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of November 19, 2019 (as amended or modified from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.Borrower has requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.Amendments.

(a)Definition. The following definition contained in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

“Eligible Receivables” means, as of the date of determination, Receivables (net of unearned interest, fees, dealer reserves, holdbacks, discounts, insurance premiums and commissions thereon), which conform to the warranties set forth in Section 4.1 hereof, in which Agent has a validly perfected first priority Lien, and which are not any of the following: (i) Receivables for which a payment is more than 60 days past due on a contractual basis; (ii) Receivables subject to a bankruptcy proceeding, litigation, foreclosure, repossession or other legal proceeding; (iii) Receivables from employees (unless payments with respect thereto are automatically deducted from such employee’s paycheck) or shareholders of any Borrower or any Affiliate; (iv) other than Permitted Hardship Extensions, Receivables which have been deferred, restructured, extended, renewed, modified or altered not in compliance with Borrowers’ Modification Policy; (vi) Receivables not in compliance with Borrowers’ Underwriting Policy; (vii) if Borrowers have elected to note their first priority Lien on the applicable certificate of title, Receivables for which Agent or Borrowers have not received a valid certificate of title or notification of a valid certificate of title with the Lien of a Borrower noted thereon, if applicable, within 120 days after the origination of the Receivable; (viii) Receivables arising from balloon payment accounts, non-amortizing accounts or Interest-Only Accounts; (ix) Receivables arising from assignments for repossession; (x) Real Estate Related Accounts for which the original term exceeds 120 months; (xi) Receivables which were originated to support the acquisition of commercial vehicles; (xii) RESERVED; (xiii) Deficiency Balance Receivables; (xiv) Receivables serviced, collected or enforced by a Person other than a Borrower without prior written consent of Agent; (xv) Real Estate Related Accounts for which the amount, when aggregated with all other Real Estate Related Accounts exceeds the lesser of (A) $55,000,000 or (B) 10% of all total Receivables of Borrowers then outstanding, to the extent of such excess; (xvi) Receivables with any deferred payments; (xvii) Receivables constituting “premier loans” with a credit score of less than 640; (xviii) Receivables for which the original term exceeds 60 months (other than Real Estate Related Accounts); (xix) Receivables with an original principal balance in excess of $15,000 (other than Real Estate Related Accounts); and (xx) Receivables which, in Agent’s commercially reasonable discretion, do not constitute acceptable collateral following 10 days’ notice from Agent to Borrowers.

(b)New Definition.  The following definition is added to Section 1.1 of the Loan Agreement:

“Permitted Hardship Extension” means a hardship extension granted by a Borrower to an account debtor in the ordinary course of business during the calendar months ending April 30, 2020, May 31, 2020 or September 30, 2020 so long as no more than one (1) extension or deferral is granted during such time period for Receivable.

(c)Financial Covenants.  Section 6.4(a), Section 6.4(f) and the final paragraph of Section 6.4 the Loan Agreement are hereby amended and restated as follows:

(a)EBITDA Ratio.  As of the end of each calendar month, an EBITDA Ratio of not less than (i) 1.50 to 1.0 commencing with the calendar month ending May 31, 2020 and continuing to and including the calendar month ending November 30, 2021 and (ii) 1.75 to 1.00 thereafter.

(f)Minimum Adjusted Tangible Net Worth.  As of the end of each calendar month, a minimum Adjusted Tangible Net Worth of at least $207,971,850 (such amount to be increased on an annual basis upon Agent’s receipt of Borrowers’ audited financial statements by an amount equal to 75% of Borrowers’ net income (less Permitted Tax Distributions, Insurance Premium Dividends and dividends permitted pursuant to Section 7.2(e)) for the prior fiscal year, commencing with the fiscal year ending December 31, 2020).

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Notwithstanding the foregoing, (x) Borrowers’ failure to comply with Section 6.4(c) or Section 6.4(e) shall not, in itself, constitute an Event of Default so long as such shortfalls or losses are deducted, as contemplated by the terms of this Agreement, in the determination of the other financial covenants contained herein, (y) the determination of the covenants contained in this Section 6.4 shall exclude any asset or liability associated with Statement of Financial Accounting Standard No. 133 and (z) Borrowers’ failure to comply with (i) Section 6.4(a) as a result of maintaining an EBITDA Ratio of no more than 25 basis points less than the required EBITDA Ratio, (ii) RESERVED, (iii) Section 6.4(f) as a result of maintaining a minimum Adjusted Tangible Net Worth of not less than 99% of the required minimum Adjusted Tangible Net Worth or (iv) Section 6.4(g) as a result of maintaining a Funded Debt to Adjusted Tangible Net Worth Ratio greater than 3.00 to 1.00 but not more than 3.25 to 1.00, shall not constitute an Event of Default under Section 8.3(b) unless such failure continues for more than 1 consecutive calendar month; provided, however, clause (z) shall not in any event be effective as an exception to the Event of Default described in Section 8.3(b) more than 2 times per calendar year.

2.Effectiveness Conditions.  This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)Execution and delivery by Borrower, Guarantors and Lenders of this Amendment to Agent;

(b)Execution and/or delivery by the parties of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and the Credit Documents.

3.Representations and Warranties.  Borrower represents and warrants to Agent and Lenders that:

(a)All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.

(b)The execution and delivery by Borrowers and Guarantors of this Amendment and the performance by each of them of the transactions herein and therein contemplated do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower or any Guarantor, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower or any Guarantor (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower or a Guarantor is a party or by which a Borrower or a Guarantor or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral), prospects or financial condition of any Borrower or any Guarantor.

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(c)This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.

(d)No Event of Default or Default has occurred under the Loan Agreement.

4.Representations and Release of Claims.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower, any Guarantor or any third party to Agent and Lenders as evidenced by the Credit Documents.  Borrower and each Guarantor hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no known claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, neither Borrower nor any Guarantor has any known claims, offsets, defenses or counterclaims arising from any of Agent’s acts or omissions with respect to the Credit Documents or Agent’s performance under the Credit Documents; (c) as of the date of this Amendment, Borrower has reviewed and reconciled all Advances, calculations of interest due and principal owing, and agrees with and has no claims regarding any such matters and (d) Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Note according to the terms thereof.  In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrower hereunder, Borrower and each Guarantor hereby RELEASE, RELINQUISH and forever DISCHARGE Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present known claims, demands, actions and causes of action of any and every kind or character, which Borrower or Guarantors, or any of them, has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, the Guaranties, and the other Credit Documents occurring prior to the date hereof.  Further, Borrower and Guarantors warrant and represent that they are not now aware of any claims or potential claims against Agent or Lenders pursuant to the Loan Agreement.

5.Collateral.  As security for the payment of the Obligations to Agent and Lenders under the Loan Agreement and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located.  Borrower hereby confirms and agrees that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any Liens other than Permitted Liens.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6.Acknowledgment of Indebtedness and Obligations.  Borrower and Guarantors hereby acknowledge and confirm that as of the date hereof, Borrower is indebted to Agent and Lenders, without known defense, setoff or counterclaim, for all Obligations under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers to Wells Fargo Affiliates), plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

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7.Ratification of Credit Documents.  This Amendment shall be incorporated into and deemed a part of the Loan Agreement.  Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

8.Acknowledgment of Guarantors.  By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that such Guarantor guarantees, as surety, all of Borrower’s Obligations to Agent and Lenders pursuant to and subject to the terms, conditions and limitations contained in its respective Guaranty.

9.Governing Law.  THIS AMENDMENT, THE LOAN AGREEMENT AND THE EXISTING CREDIT DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK AND SHALL, TOGETHER WITH ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) an e-mail transmission of a Portable Document Format File (also known as an “PDF” file), faxed, scanned, or photocopied manual signature.  Each electronic signature or PDF, faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:	1ST FRANKLIN FINANCIAL CORPORATION By: /s/ Virginia C. Herring Name: Virginia C. Herring Title: President and Chief Executive Officer
GUARANTORS:	FRANDISCO LIFE INSURANCE COMPANY By: /s/ A. Roger Guimond, Jr Name: A. Roger Guimond, Jr. Title: President
FRANDISCO PROPERTY & CASUALTY LIFE INSURANCE COMPANY By: /s/ A. Roger Guimond, Jr Name: A. Roger Guimond, Jr. Title: President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

AGENT:	WELLS FARGO BANK, N.A. By: /s/ William M. Laird William M. Laird, Senior Vice President
LENDERS:

WELLS FARGO BANK, N.A.

By:        /s/ William M. Laird

William M. Laird, Senior Vice President

FIRST HORIZON BANK

By:         /s/ Jake McCrary

Name:    Jake McCrary

Title:      Senior Vice President

RENASANT BANK

By:         /s/ Sean Schumacher

Name:    Sean Schumacher

Title:      First Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]